EXHIBIT 5.1
OPINION AND CONSENT OF ORRICK HERRINGTON & SUTCLIFFE LLP
May 21, 2008
Martha Stewart Living Omnimedia, Inc.
11 West 42nd Street
New York, New York 10036

Re:	Martha Stewart Living Omnimedia, Inc.
Registration Statement on Form S-8
Ladies and Gentlemen:
     At your request, we are rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by you with the Securities and Exchange Commission (the “Commission”) on or about May 21, 2008 in connection with the registration under the Securities Act of 1933, as amended, of a total of 10,000,000 shares of your Class A Common Stock (the “Common Shares”) reserved for issuance under the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan (the “Plan”).
     We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.
     Based on such examination, we are of the opinion that the Common Shares to be issued by the Company pursuant to the Plan have been validly authorized and when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/S/ ORRICK HERRINGTON & SUTCLIFFE LLP
ORRICK HERRINGTON & SUTCLIFFE LLP